                                                                EXHIBIT 99.8(b)

                          SPECIAL CUSTODY ACCOUNT AGREEMENT

                                    (SHORT SALES)


     AGREEMENT (the "Agreement") dated as of October 19, 1998, by and among Custodial Trust Company, in its capacity as custodian hereunder (the "Bank"), Barr Rosenberg Series Trust, on behalf of its Barr Rosenberg Select Sectors Market Neutral Fund (the "Customer"), and Bear, Stearns Securities Corp. (the "Broker").

     WHEREAS, Broker is a securities broker-dealer and is a member of several national securities exchanges; and

     WHEREAS, Customer desires from time to time to execute various securities transactions, including short sales (which are permitted by Customer's investment policies), and in connection therewith has executed Broker's Customer Agreement which provides for margin transactions; and

     WHEREAS, to facilitate Customer's transactions in short sales of securities, Customer and Broker desire to establish procedures for the compliance by Broker with the provisions of Regulation T of the Board of Governors of the Federal Reserve System and other applicable requirements (the "Margin Rules"); and

     WHEREAS, to assist Broker and Customer in complying with the Margin Rules, Bank is prepared to act as custodian to hold Collateral as defined below.

     NOW THEREFORE, be it agreed as follows:

     1.   DEFINITIONS

     As used herein, the following terms have the following meanings:

     (a) "Adequate Margin" in respect of short sales shall mean such collateral as is adequate in Broker's reasonable judgment under the Margin Rules and the internal policies of Broker, the latter of which shall be subject to modification by Broker in its sole and absolute discretion upon prior notice given orally to Customer and Bank.

     (b) "Advice from Broker" or "Advice" means a written notice sent to Customer and Bank or transmitted by a facsimile sending device, except that Advice for initial or additional Collateral or with respect to Broker's ability to effect a short sale for the Customer may be given orally. With respect to any short sale or Closing Transaction, the Advice from Broker shall mean a standard confirmation in use by Broker and sent or transmitted to Customer and Bank. With respect to substitutions or releases of Collateral, Advice from Broker means a written notice signed by

          Broker and sent or transmitted to Customer and Bank. An authorized agent of Broker will certify to Customer and Bank the names and signatures of those employees who are authorized to sign Advice from Broker, which certification may be amended from time to time. When used herein, the term "Advise" means the act of sending an Advice from Broker.

     (c) "Closing Transaction" is a transaction in which Customer purchases securities which have been sold short.

     (d) "Collateral" shall mean cash or U.S. Government securities or other marginable securities acceptable to Broker.

     (e) "Insolvency" means that (A) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the "Bankruptcy law") of any competent jurisdiction adjudicating the Customer insolvent; or (B) the Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the Customer, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Customer under the Bankruptcy Law of any other competent jurisdiction, whether now or hereinafter in effect;
          or (C) any such petition or application has been filed, or any such proceedings commenced, against the Customer and the Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case under the Bankruptcy Law of the United States, as now or hereinafter constituted, or an order, judgment or decree has been entered appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days.

     (f) "Instructions from Customer" or "Instructions" means a request, direction or certification in writing signed by Customer and delivered to Bank and Broker or transmitted by a facsimile sending device. An officer of Customer will certify to Bank and Broker the names and signatures of those persons authorized to sign the instructions, which certification may be amended from time to time. When used herein, the term "Instruct" shall mean the act of sending an Instruction from Customer.

     (g) "Receipt of Payment" means receipt by Bank, of (1) a certified or official bank check or wire transfer to Bank; (2) a written or telegraphic advice from a registered clearing agency that funds have been or will be credited to the account of Bank; or (3) a transfer of funds from any of Broker's accounts maintained at Bank.

     (h) "Receipt of Securities" means receipt by Bank, of (1) securities in proper form for transfer; or (2) a written or telegraphic advice from a registered clearing agency that securities have been credited to the account of Bank for the Special Custody Account.

     (i) "Special Custody Account" shall have the meaning assigned to that term in Section 2 hereof.

     2.   SPECIAL CUSTODY ACCOUNT

     (a) OPENING CUSTODY ACCOUNT. Bank shall open an account on its books entitled "Special Custody Account for Bear, Stearns Securities Corp. as Pledgee of Barr Rosenberg Series Trust, on behalf of its Barr Rosenberg Select Sectors Market Neutral Fund" (the "Special Custody Account") and shall hold therein all securities and similar property as shall be received and accepted by it therein pursuant to this Agreement. Customer agrees to instruct Bank in Instructions from Customer as to cash and specific securities which Bank is to identify on its books and records as pledged to Broker as Collateral in the Special Custody Account. Customer agrees that the value of such cash and securities shall be at least equal in value to what Broker shall initially and from time to time Advise Customer in an Advice from Broker is necessary to constitute Adequate Margin. Such Collateral
          (i) will be held by Bank for Broker as agent of Broker, (ii) may be released only in accordance with the terms of this Agreement, and
          (iii) except as required to be released hereunder to Broker, shall not be made available to Broker or any other person claiming through Broker, including the creditors of the Broker. In the event Customer wishes to add another series of Barr Rosenberg Series Trust to this Agreement, the title of such account shall be appended to this Agreement as a schedule.

     (b) SECURITY INTEREST. Customer hereby grants a continuing security interest to Broker in the Collateral in the Special Custody Account. To perfect Broker's security interest, Bank will hold the Collateral in the Special Custody Account, subject to the interest therein of Broker as the pledgee and secured party thereof in accordance with the terms of this Agreement. Such security interest will terminate at such time as Collateral is released as provided herein. Bank shall have no responsibility for the validity or enforceability of such security interest.

     (c) CONFIRMATION. Bank will confirm in writing to Broker and Customer all pledges, releases or substitutions of Collateral and will supply Broker and Customer with a monthly statement of Collateral and transactions in the Special Custody Account for such month. Bank will also advise Broker upon request of the kind and amount of Collateral pledged to Broker.


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

     (d) EXCESS COLLATERAL. Upon the request of Customer, Broker shall Advise Bank and Customer of any excess of Collateral in the Special Custody Account. Such excess shall at Customer's request be transferred therefrom upon Advice from Broker. Customer represents and warrants to Broker that securities included at any time in the Collateral shall be in good deliverable form (or bank shall have the unrestricted power to put such securities into good deliverable form) in accordance with the requirements of such exchanges as may be the primary market or markets for such securities.

     (e) ACCOUNTS AND RECORDS. Bank will maintain accounts and records for the Collateral in the Special Custody Account as more fully described in paragraph 5 hereof. The Collateral shall at all times remain the property of the Customer subject only to the extent of the interest and rights therein of Broker as the pledgee thereof.

     3.   ORIGINAL AND VARIATION MARGIN ON SHORT SALES

     (a) SHORT SALES. From time to time, Customer may place orders with Broker for the short sale of securities. Prior to the acceptance of such orders Broker will Advise Customer of Broker's ability to borrow such securities or other properties and acceptance of short sale orders will be contingent upon same.

     (b) OPEN SHORT SALES BALANCE. Broker shall, based on the closing market price on each business day, compute the aggregate net credit or debit balance on Customer's open short sales and advise Customer and/or Customer's designated agent by 11:00 A.M. New York time on the next business day (the "Determination Day") of the amount of the net debit or credit, as the case may be. If a net debit balance exists on the Determination Day, Customer will cause an amount equal to such net debit balance to be paid to Broker by the close of business on the Determination Day. If a net credit balance exists on the Determination Day, Broker will pay such credit balance to Customer by the close of business on the Determination Day. As Customer's open short positions are marked-to-market each business day, payments will be made by or to Customer to reflect changes (if any) in the credit or debit balances. Broker will charge interest on debit balances, and Broker will pay interest on credit balances. Balances will be appropriately adjusted when short sales are closed out.

     4.   PLACING ORDERS

     It is understood and agreed that Customer, when placing with Broker any order to sell short for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "short", and when placing with Broker any order to sell long for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "long".


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Any sell order which Customer shall designate as being for long account as above provided is for securities then owned by Customer and, if such securities are not then deliverable by Broker from any account of Customer, the placing of such order shall constitute a representation by Customer that it is impracticable for Customer then to deliver such securities to Broker but that Customer shall deliver them by the settlement date or as soon as possible thereafter.

     5.   RIGHTS AND DUTIES OF THE BANK

     (a) GENERALLY. Except as set forth in sub-paragraph 2(d) hereof, the Bank shall receive and hold in the Special Custody Account, as custodian upon the terms of this Agreement, all Collateral deposited and maintained pursuant to the terms of this Agreement and all monies and other property paid, distributed or substituted in respect of such Collateral or realized on the sale or other disposition of such Collateral; provided, however, that the Bank shall have no duty to require any money or securities to be delivered to it or to determine that the amount and form of assets delivered to it comply with any applicable requirements. Collateral held in the Special Custody Account shall be released only in accordance with this Agreement or as required by applicable law. The Customer warrants its authority to deposit in such account any money, securities and other property received by the Bank. The Bank may hold the securities in the Special Custody Account in bearer, nominee, book entry, or other form and in a depository or clearing corporation, with or without indicating that the securities are held hereunder; provided, however, that all securities held in the Special Custody Account shall be identified on the Bank's records as subject to this Agreement and shall be in a form that permits transfer without additional authorization or consent of the Customer.

     (b) DIVIDENDS AND INTEREST. Any interest, dividends or other distributions paid with respect to the Collateral held in the Special Custody Account shall be retained therein as additional Collateral.

     (c) REPORTS. The Bank shall provide Broker and Customer with written confirmation of each transfer into and out of the Special Custody Account, in each case as promptly as practical, but in any event not later than the next business day. The Bank also shall render to the Broker and the Customer and/or Customer's designated agent a monthly statement of the Collateral held in the Special Custody Account. In addition, the Bank will advise the Broker and the Customer and/or Customer's designated agent, upon request of the Broker or Customer, at any time of the type and amount of Collateral held in the account; provided, however, that the Bank shall have no responsibility for making any determination as to the value of such Collateral.

     (d) LIMITATION OF BANK'S LIABILITY. The Bank's duties and responsibilities under this Agreement are as set forth herein. The Bank shall act only upon receipt of Advice from Broker regarding release or substitution of Collateral. The Bank shall not be liable or responsible for anything done, or omitted to be done by it in good faith and in the absence of negligence and may rely and shall be protected in acting upon any notice, instruction or other communication which it reasonably believes to be genuine and authorized. As between Customer and the Bank, the terms of the Custodian Agreement entered into thereby shall apply with respect to the responsibilities of the Bank and any losses or liabilities of such parties arising out of matters covered by this Agreement. As between the Bank and Broker, Broker shall indemnify and hold the Bank harmless with regard to any losses or liabilities of the Bank (including counsel fees) imposed on or incurred by the Bank arising out of any action or omission of the Bank in accordance with any Advice, notice or instruction of Broker under this Agreement. In matters concerning or relating to this Agreement, the Bank shall not be responsible for compliance with any statute or regulation regarding the establishment or maintenance of margin credit, including but not limited to Regulations T or X of the Board of Governors of the Federal Reserve System, or with any rules or regulations of the Office of the Controller of the Currency (or the Securities and Exchange Commission). With respect to all securities, however registered, it is understood that all voting rights and other rights and powers shall be exercised exclusively by Customer. Bank's only duty with respect thereto shall be to mail to Customer any documents received, including proxy statements and offering circulars, with any proxies for securities registered in a nominee name executed by such nominee. The Bank shall not be liable to any party for any acts or omissions of the other parties to this Agreement.

     (e) COMPENSATION. Bank shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between Customer and Bank.

     6.   DEFAULT

     In the event of any failure by Customer to timely comply with any obligation on Customer's part to be performed or observed under this Agreement or the Customer Agreement, including, but not limited to, the obligation to maintain Adequate Margin, or in the event of Customer's Insolvency, Broker may effect a Closing Transaction or buy-in of any securities of which Customer's account may be short, provided that Broker shall first use reasonable efforts to (i) give notice to Customer specifying such default (which notice may be by telegraph, facsimile transmission or hand delivery) and (ii) hold a discussion with Customer regarding such default and Broker's intended actions in response thereto. Notwithstanding the foregoing, neither notice nor a discussion shall be required in the event market conditions render same impracticable in the reasonable discretion of Broker. In the event of any default


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

as aforesaid, after making a reasonable attempt to give notice to and hold a discussion with Customer (subject to market conditions as set forth above), Broker shall also have the right to sell any and all Collateral in the Special Custody Account and to give Advice to Bank to deliver such Collateral free of payment to Broker, which Advice shall state that, pursuant to this Agreement, the condition precedent to Broker's right to receive such Collateral free of payment has occurred. The Bank will provide immediate telephone notice to Customer of any receipt by Bank of Advice from Broker to deliver Collateral free of payment, and shall promptly effect delivery of Collateral to Broker. Subject to applicable requirements of the New York Uniform Commercial Code, such sale or purchase may be made according to Broker's judgement and may be made at Broker's discretion, on the principal exchange or other market for such securities, or in the event such principal market is closed, in a manner commercially reasonable for such securities.

     7.   LIMITATION OF BROKER LIABILITY

     Broker shall not be liable for any losses, costs, damages, liabilities or expenses suffered or incurred by Customer as a result of any transaction executed hereunder, or any other action taken or not taken by Broker hereunder for Customer's account at Customer's direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of Broker's own negligence, recklessness, willful misconduct or bad faith. With respect to all securities in the Special Custody Account, it is understood that all voting rights and other rights and powers shall be exercised exclusively by Customer, and that Broker shall have no responsibilities in connection therewith, whether pertaining to the delivery of proxy statements or offering circulars or otherwise.

     8.   CUSTOMER REPRESENTATION

     Customer represents and warrants that the Collateral will not be subject to any other liens or encumbrances other than those granted to the Bank under the Custodian Agreement.

     9.   TERMINATION

     Any of the parties hereto may terminate this Agreement by 30 days' notice in writing to the other parties hereto; provided, however, that the status of any short sales, and of Collateral held at


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

the time of such notice to margin such short sales shall not be affected by such termination until the release of such Collateral pursuant to applicable law or regulations or rules of any self regulatory organization to which the Broker is subject. In the event of the release of Collateral, the Collateral shall be transferred to Customer.



     10.  NOTICE

     Written communications hereunder shall be telegraphed, sent by facsimile transmission or hand delivered as required herein, when another method of delivery is not specified, may be mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, addressed:


               (a)  if to Bank, to:

                    Custodial Trust Company
                    101 Carnegie Center
                    Princeton, New Jersey  08540
                    Attention:  Vice President - Trust Operations
                    Telephone:  (609) 951-2320
                    Facsimile:  (609) 951-2327

               (b)  if to Customer, to:

                    Barr Rosenberg Series Trust
                    4 Orinda Way, Building E
                    Orinda, California  95463
                    Attention:  Edward H. Lyman
                    Telephone: (925) 254-6464
                    Facsimile: (925) 253-3401

               (c)  if to Broker, to:

                    Bear, Stearns Securities Corp.
                    245 Park Avenue
                    New York, New York  10167
                    Attention:  Michael Minikes, Treasurer
                    Telephone: 212-272-2089


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

                    Facsimile: 212-272-3099


     11.  CONTROLLING LAW

     The construction and enforcement of this Agreement shall be subject to and governed by the laws of the State of New York.


     12.  LIMITATION  OF LIABILITY

     To the extent that the trustees of Barr Rosenberg Series Trust are regarded as entering into this Agreement, they do so only as trustees thereof and not individually. The obligations under this Agreement of Barr Rosenberg Series Trust or Barr Rosenberg Select Sectors Market Neutral Fund shall not be binding upon any trustee, officer or employee of Barr Rosenberg Series Trust individually, or upon any holder of shares issued by Barr Rosenberg Series Trust individually, but shall be binding only upon the assets and property of Barr Rosenberg Select Sectors Market Neutral Fund. Such trustees, officers, employees and holders, when acting in such capacities, shall not be personally liable under this Agreement, and Broker and Bank shall look solely to the assets and property of Barr Rosenberg Select Sectors Market Neutral Fund for the performance of this Agreement thereby and for the payment of any claim against Barr Rosenberg Select Sectors Market Neutral Fund pertaining to this Agreement.


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

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year first above written.


                              BARR ROSENBERG SERIES TRUST,
                              ON BEHALF OF ITS
                              BARR ROSENBERG SELECT
                              SECTORS MARKET NEUTRAL FUND


                              By:
                                 ------------------------------
                                 Name:
                                 Title:


                              CUSTODIAL TRUST COMPANY


                              By:
                                 ------------------------------
                                 Name:
                                 Title:


                              BEAR, STEARNS SECURITIES CORP.


                              By:
                                 ------------------------------
                                 Name:
                                 Title:

                                      EXHIBIT A


DATE           NAME OF PORTFOLIO        SIGNATURE, PRINTED NAME            SIGNATURE, PRINTED NAME       SIGNATURE, PRINTED NAME
                                        AND TITLE OF AUTHORIZED            AND TITLE OF AUTHORIZED       AND TITLE OF AUTHORIZED
                                          PERSON FOR BROKER                  PERSON FOR CUSTOMER             PERSON FOR BANK

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DATE           NAME OF PORTFOLIO        SIGNATURE, PRINTED NAME            SIGNATURE, PRINTED NAME       SIGNATURE, PRINTED NAME
                                        AND TITLE OF AUTHORIZED            AND TITLE OF AUTHORIZED       AND TITLE OF AUTHORIZED
                                          PERSON FOR BROKER                  PERSON FOR CUSTOMER             PERSON FOR BANK

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------         -----------------        -----------------------            -----------------------       ----------------------

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DATE           NAME OF PORTFOLIO        SIGNATURE, PRINTED NAME            SIGNATURE, PRINTED NAME       SIGNATURE, PRINTED NAME
                                        AND TITLE OF AUTHORIZED            AND TITLE OF AUTHORIZED       AND TITLE OF AUTHORIZED
                                          PERSON FOR BROKER                  PERSON FOR CUSTOMER             PERSON FOR BANK

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